UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 6, 2024, Alamo Group Inc. (the “Company”) issued a press release announcing the retirement of Executive Vice President, Chief Financial Officer, and Treasurer, Richard J. Wehrle, effective May 3, 2024. The Company also announced that Agnes Kamps has joined the Company as its Executive Vice President and Treasurer as of March 6, 2024. Upon Mr. Wehrle’s retirement, Ms. Kamps will succeed Mr. Wehrle as Chief Financial Officer. Ms. Kamps joins the Company from Americas Styrenics, LLC, where she has served as Vice President and Chief Financial Officer since January 2021. Prior to her role with Americas Styrenics, Ms. Kamps served in various accounting management capacities with several Siemens companies and with United Technologies. Ms. Kamps holds a Bachelor of Business Administration with an accounting concentration from Robert Morris University and a Master of Business Administration from Friedrich‐Alexander‐Universität Erlangen‐Nürnberg.

In connection with Agnes Kamps’s appointment, the Compensation Committee of the Board of Directors of the Company approved a compensation package effective March 6, 2024. Ms. Kamps’s annual base salary will be $450,000.00 and she will receive a sign-on bonus of $50,000.00, subject to repayment should she leave the Company prior to completing one year of service. Ms. Kamps will be eligible to participate in the Company’s Executive Incentive Plan at the 60% level, pro-rated for 2024, with the amount of the payouts currently ranging from 0% to 200% of target based on performance. Ms. Kamps will be awarded 1,400 Restricted Stock Awards and be eligible for an $800.00 monthly car allowance. Ms. Kamps will enter into a change in control agreement with the Company in the form generally applicable to executive officers of the Company, as filed as an exhibit to the Company’s most recent Annual Report on Form 10-K. Ms. Kamps will also be eligible to participate in benefit plans generally offered to the Company’s executive officers, including a 401(k) plan and medical, dental, disability, life and dependent life insurance coverage.

There are no transactions involving Ms. Kamps that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
Exhibit 99.1 - Press Release dated March 6, 2024.
Exhibit 104 - Cover Page Interactive Data File - Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 6, 2024	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti,
General Counsel & Secretary